UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported):  March 3, 2010

DCP MIDSTREAM PARTNERS, LP
(Exact name of registrant as specified in its charter)

Delaware	001-32678	03-0567133
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File No.)	Identification No.)

370 17th Street, Suite 2775
Denver, Colorado 80202
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (303) 633-2900

(Former name or former address, if changed since last report) Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On March 3, 2010, DCP Midstream Partners, LP announced its financial results for the fourth quarter and year ended 2009 pursuant to a press release.  A copy of the press release is furnished as Exhibit 99.1 to this current report on Form 8-K, and is incorporated herein by reference.  The press release contains financial measures that are not presented in accordance with accounting principles generally accepted in the United States of America, or GAAP, for the applicable periods presented, including Adjusted EBITDA and Adjusted segment EBITDA for each of our three business segments.  The most directly comparable GAAP financial measures to Adjusted EBITDA are net income or loss attributable to partners, which is presented prominently in the attached press release for the applicable periods presented, and net cash provided by operating activities, which is presented in the attached press release and prominently below for the applicable periods presented. The most directly comparable segment GAAP financial measure for each business segment is the applicable segment net income or loss attributable to partners, which GAAP financial measures are set forth in the release and below for the applicable periods presented:

DCP MIDSTREAM PARTNERS, LP
GAAP FINANCIAL MEASURES

	(Unaudited) Three Months Ended December 31,			Year Ended December 31,
	2009	2008	As Reported in 2008	2009	2008	As Reported in 2008
	(millions)			(millions)
Net cash provided by operating activities	$12.8	$56.6	$46.8	$107.9	$177.6	$101.5

DCP MIDSTREAM PARTNERS, LP
SEGMENT GAAP FINANCIAL MEASURES

	(Unaudited) Three Months Ended September 30,			Year Ended December 31,
	2009	2008	As Reported in 2008	2009	2008	As Reported in 2008
	(millions)			(millions)

Natural Gas Services Segment:
Segment net (loss) income attributable to partners	$(3.9)	$160.1	$156.9	$(2.1)	$195.7	$170.2

Wholesale Propane Logistics Segment:
Segment net income (loss) attributable to partners	$9.0	$(3.9)	$(3.9)	$37.2	$1.3	$1.3

NGL Logistics Segment:
Segment net income attributable to partners	$3.1	$1.1	$1.1	$6.9	$5.5	$5.5

In accordance with General Instruction B.2 of Form 8-K, the press release shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information or exhibit be deemed incorporated by reference into any filing under the Securities Act of 1933 or Securities Exchange Act of 1934, each as amended, except as shall be expressly set forth by specific reference in any such filing.

Item 8.0 Other Events.

On February 27, 2009, a jury in the District Court, Harris County, Texas rendered a verdict in favor of El Paso E&P Company, L.P., or El Paso, and against one of our subsidiaries and DCP Midstream, LLC. As previously disclosed, the lawsuit, filed in December 2006, stems from an ongoing commercial dispute involving our Minden processing plant that dates back to August 2000. During the second quarter of 2009 we filed an appeal in the 14th Court of Appeals, Texas. El Paso filed an additional lawsuit in the District Court of Webster Parish, Louisiana, claiming damages for the same claims as the Texas matter, but for periods prior to our ownership of the Minden processing plant. The Louisiana court determined in August 2009 that El Paso’s Louisiana claims were barred by the doctrine of res judicata and dismissed the case with prejudice in Louisiana.  In January 2010, we and DCP Midstream, LLC entered into a settlement agreement with El Paso to resolve all claims brought by El Paso regarding this matter in Texas and Louisiana. Under the terms of the settlement agreement, we paid El Paso approximately $2.2 million for our portion of the settlement, which is within the amount of our previously disclosed contingent liability. The cases have been dismissed in both Texas and Louisiana.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release dated March 3, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  March 3, 2010

DCP MIDSTREAM PARTNERS, LP

By:	DCP MIDSTREAM GP, LP,
its General Partner

	By:	DCP MIDSTREAM GP, LLC,
its General Partner

		By:	/s/ Michael S. Richards
		Name:	Michael S. Richards
		Title:	Vice President, General Counsel and
Secretary

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated March 3, 2010